Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") is made as of April 4, 2011 (the "Effective Date"), by and between National Tax Credit Partners, L.P., a California limited partnership ("NTCP"), and National Tax Credit, Inc., a California corporation ("NTC, Inc." and together with NTCP, collectively, "Assignors" and each, an "Assignor"); Rolling Hills AGP, LLC, a New Jersey limited liability company ("RH AGP"), and RH-Michaels Investors, LLC, a New Jersey limited liability company ("RH Investors" and together with RH AGP, each, an "Assignee" and, collectively, "Assignees"); and Rolling Hills-Michaels, LLC, a New Jersey limited liability company ("RH-Michaels" and together with Assignors and Assignees, each a "Party" and, as the context requires, any two or more, collectively, "Parties"), with reference to the following:

A.                                    Rolling Hills Apartments Limited Partnership (the "Partnership") was formed as a limited partnership under the laws of the Commonwealth of Pennsylvania and is being governed pursuant to an Amended and Restated Certificate and Agreement of Limited Partnership, dated as of September 15, 1989 (the "Partnership Agreement") (any capitalized word or phrase used but not defined herein shall have the meaning set forth in the Partnership Agreement).

B.                                     RH-Michaels has entered into a an agreement with Community Realty Management, Inc., a Pennsylvania corporation ("CRMI"), to replace CRMI as the operating general partner of the Partnership.

C.                                    NTC, Inc. is the administrative general partner of the Partnership and NTCP is the limited partner of the Partnership.

D.                                    Assignors have agreed to assign all of their limited partnership (general and limited) interests in the Partnership to Assignees and withdraw from the Partnership, Assignees have agreed to acquire such interests and RH-Michaels has consented to such assignment and assumption, all pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                   First Amendment to Partnership Agreement. Upon the full execution of this Agreement, RH-Michaels and Assignors shall execute and exchange countersigned counterparts of the First Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership in the form attached hereto as Exhibit A (the "First Amendment"), pursuant to which CRMI shall withdraw from the Partnership and RH-Michaels shall be admitted into the Partnership as the "Operating General Partner" in the place and stead of CRMI. RH-Michaels shall cause CRMI to also execute and exchange countersigned counterparts of the First Amendment.

2.                   Assignment and Assumption.

2.1      Effective as of the "Closing" (as hereinafter defined):

(a)              NTC, Inc., assigns to RH AGP and NTCP assigns to RH Investors
100% of each such Assignor's interest in the Partnership, including, without limitation, Profits and Losses, Cash Flow, Sale or Refinancing Transaction Proceeds, all other Partnership assets, and all rights to any fees, loan repayments and reimbursements (collectively, the "Interest"), and

(b)              RH AGP assumes and agrees to perform all of the obligations of
NTC, Inc., under the Partnership Agreement and RH Investors assumes and agrees to perform all of the obligations of NTCP under the Partnership Agreement.

2.2    In consideration of Assignors' assignments of the Interest, at the Closing

Assignees shall pay to Assignors an amount (the "Payment") equal to $300,000.00, payable in cash. The Payment shall be treated as a direct acquisition of the Interest. Each Assignor covenants and agrees that such sum shall be received in full satisfaction of all obligations and liabilities due such Assignors in connection with or in any manner arising out of the Partnership, the Apartment Complex or any other assets owned by the Partnership. The Payment shall be made by federal funds wired pursuant to instructions from Assignor.

2.3   If at the time of Closing the Partnership has not yet paid the distributions of Cash Flow for 2010 due Assignors pursuant to Section 9.2A of the Partnership Agreement, the Payment shall increase to $349,445. If the amount of the Payment paid to Assignors has been increased as provided in the preceding sentence, Assignors shall assign to Assignees, in addition to the Interest, Assignors' rights to the earned by unpaid 2011 Cash Flow distributions otherwise payable to Assignors.

3.                 Closing.

3.1                The closing of the transactions contemplated by this Agreement (the

"Closing") shall occur no later than June 30, 2011 (the "Closing Date"). In the event the Closing does not occur on or before the Closing Date, this Agreement shall terminate automatically without the necessity of any further action on the part of any of the Parties unless the Parties otherwise agree in writing.

3.2    At the Closing;

(a)              As provided in Sections 2.2 and 2.3, Assignees shall pay the
Payment; and

(b)              The Parties shall execute and exchange countersigned
counterparts of the Second Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership in the form attached hereto as Exhibit B, subject to such modifications that the Authority may require provided such modifications do not have any material adverse effect on Assignors.

4.                Conditions to Closing.

4.1                 Each of the Parties acknowledges that the consents of the Authority and HUD to the transfer of the Interest, as contemplated by this Agreement, are required. RHMichaels and Assignees shall each use commercially reasonable efforts to obtain the same, and Assignors, at no cost, expense or liability to them, will cooperate to provide Authority and HUD with such information and executed documents which Authority and HUD may reasonably require in order to evaluate such transfer and it shall be a condition precedent to Closing that each of Authority's and HUD's consent is received prior to Closing. RH-Michaels and Assignees, on the one hand, and Assignors, on the other, shall each provide the other with copies of any correspondence from Authority or HUD that it receives in connection with Authority's or HUD's review of the proposed transfer of the Interest.

4.2          RH-Michaels and each Assignee each further acknowledges that the consent of the limited partners of NTCP to the transactions contemplated by this Agreement is required and the Parties agree that such consent shall be a condition precedent to Closing. NTCP, at its sole cost and expense, shall use commercially reasonable efforts to obtain the consent of the limited partners of NTCP to the transactions contemplated by this Agreement, including, but not limited to, the admission of Assignees into the Partnership pursuant to all of the applicable terms of the Partnership Agreement.

4.3           It shall be a condition precedent to Closing that all representations,

warranties set forth herein shall be true and correct in all material respects, and all covenants set forth herein shall have been fully complied with in all material respects as of the Closing.

4.4         Notwithstanding anything to the contrary contained or implied in this

Agreement, there are no other conditions to the obligation of the Parties to close the transaction contemplated by this Agreement except as expressly set forth in this Section 4.

4.5      If on or before Closing any condition set forth in Section 4.1, 4.2 or 4.3 has not been satisfied, this Agreement shall terminate and be of no further force or effect.

5.                                                                    Representations, Warranties and Covenants.

5.1                              As a material inducement to Assignees entering into this Agreement,

each Assignor hereby represents and warrants to Assignees the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignors from the Partnership:

(a)              Assignors are the owners of the Interest and the Interest is not subject to any lien, pledge or encumbrance of any nature whatsoever and Assignees shall acquire the same free of any rights or claims thereto by any other party claiming by, through or under Assignors.

(b)              The execution and delivery of this Agreement by Assignors and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and, assuming the due and proper execution and delivery by Assignees and RH Michaels, this Assignment is binding upon and enforceable against Assignors in accordance with its terms.

5.2       As a material inducement to Assignors entering into this Agreement, each

Assignee hereby represents and warrants to Assignors the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignors from the Partnership:

(a)       The execution and delivery of this Agreement by Assignee and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings.

(b)         Assuming the due and proper execution and delivery by
Assignors, this Assignment is binding upon and enforceable against Assignee in accordance with its terms.

(c)         No proceeding before any federal, state, municipal or other governmental department, commission, board or agency is pending against Assignee or, to the knowledge of Assignee, threatened against Assignee pursuant to which an unfavorable judgment would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the transactions contemplated hereunder, nor does Assignee know of any reason to believe any such proceeding will be instituted.

(d)         Assignee has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

(e)         Assignee is aware of the restrictions on transfer or encumbrance of the Interest under the Partnership Agreement, as well as the transfer restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities laws (the "Securities Laws"). Assignee is able to bear the economic risk of its investment in the Interest, is aware that it must hold the Interest for an indefinite period and that the Interest has not been registered under the applicable Securities Laws and may not be sold or otherwise transferred unless permitted by the terms of the Partnership Agreement and the Interest is registered, or an exemption from the registration requirements is available with respect thereto, under the Securities Laws. Assignee is acquiring the Interest for its own account and not with a view to resell, transfer or otherwise dispose thereof.

Assignee is an Affiliate of RH Michaels and, knows, therefore, at least as much about the Partnership as Assignors, Assignee is experienced in financial transactions such as ownership of the Interest and understands the business and operations of the Partnership. Assignee has had an opportunity to ask questions about and seek information about the Partnership and the Apartment Complex, and has not relied upon any express or implied representations or warranties from Assignors with regard to the Interest, the Partnership or the Apartment Complex, except as expressly provided herein.

5.3        As a material inducement to Assignors entering into this Agreement, RH-

Michaels represents and warrants to Assignors that (i) the execution and delivery of this Agreement by RH-Michaels and its performance of the transactions contemplated herein have been duly authorized by all requisite corporate proceedings, and (ii) assuming the due and proper execution and delivery by Assignors, this Assignment is binding upon and enforceable against RH-Michaels in accordance with its terms. The foregoing representations and warranties are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignors from the Partnership.

5.4       Except as expressly provided in this Section 5, no Party has made any other representation or warranty concerning the Interest, the Partnership or any other matter.

6.                                                                                          Miscellaneous. All notices, demands, requests and other communications required pursuant to the provisions of this Agreement ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or any other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing addressed as follows:

6.1        If to Assignors:

 AIMCO

 639 Granite Street

 Suite312

Braintree, MA 02184

Attention: Brian Flaherty

Facsimile: 781-849-7652

and:

AIMCO

4582 South Ulster Street

Parkway Suite1100

Denver, CO 80237

Attention: John Spiegleman, Esq.

Facsimile: 720-200-6882

with a copy to:

Law Offices of Peter H. Alpert, Inc.
601 S. Figueroa Street, Suite 2330
Los Angeles, CA 90017

Attention: Peter H. Alpert

6.2         If to Assignees or RH-Michaels, to the intended recipient at:

Rolling Hills-Michaels, LLC
3 E. Stow Road, Suite 100
Marlton, NJ 08053

Attention: John O'Donnell

with a copy to:

Levine, Staller, Sklar, Chan, Brown & Donnelly, P.A.

3030 Atlantic Avenue

Atlantic City, NJ 08401

Attention: Paul T. Chan, Esq.

Any of the Parties may designate a change of address by Notice in writing to the other Parties. Whenever in this Agreement the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

6.3        If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. This
Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

6.4       This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

6.5          This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives and permitted successors and assigns of the Parties hereto. This Agreement shall be interpreted in accordance with the laws of the state in which the Apartment Complex is located.

6.6    Nothing herein shall be construed to be for the benefit of or enforceable by any third party including, but not limited to any creditor of either Assignor.

6.7        The Parties shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement, including, but not limited to, the execution and filing of an amendment to the Original Certificate to reflect the withdrawal of NTC, Inc., from the Partnership as the Administrative General Partner.

6.8     All article and section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

6.9  In the event that any court or arbitration proceedings is brought under or in connection with this Agreement, the prevailing party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs, expenses, and reasonable attorneys' fees incident to any such proceeding. The term "prevailing party" as used herein shall mean the party in whose favor the final judgment or award is entered in any such judicial or arbitration proceeding.

6.10 This Agreement constitutes the sole agreement of the Parties with respect to the matters herein, all prior oral or written agreements being merged herein. This Agreement may only be modified by a writing signed by all of the Parties hereto and time is of the essence of this Agreement.

6.11      In interpreting this Agreement it shall be presumed that the Agreement was jointly drafted and no presumption shall arise against any Party in the event of any ambiguity.

6.12 Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date set forth above.

ASSIGNORS:                                                              NATIONAL TAX CREDIT PARTNERS, L.P.,

a California limited partnership

By National Partnership Investments Corp., a California corporation,

General Partner

By /s/Jesse CurIl

Name: Jesse CurlI

Title: Vice President

NATIONAL TAX CREDIT, INC., a California corporation

By /s/Jesse CurIl

Name: Jesse CurlI

Title: Vice President

ASSIGNEES:                                                             ROLLING HILLS AGP, LLC,

a New Jersey limited liability company

By /s/John O'Donnell
Name: John O'Donnell
Title: President

RH-MICHAELS INVESTORS, LLC,

a New Jersey limited liability company

By /s/John O'Donnell
Name: John O'Donnell
Title: President

RH-MICHAELS:                                                          ROLLING HILLS-MICHAELS, LLC,

a New Jersey limited liability company

By /s/John O'Donnell
Name: John O'Donnell
Title: President